EXHIBIT 99.1

OneSpan Appoints Garry Capers, Cloud Solutions Executive at Deluxe Corporation, to Board of Directors

FinTech and management consultant veteran brings additional SaaS experience to OneSpan board

CHICAGO, April 12, 2021 – OneSpan™ Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today announced its Board of Directors has appointed Garry Capers as a new independent director, effective April 6, 2021. Mr. Capers has also been named as a member of the Board’s Corporate Governance and Nominating Committee and Finance and Strategy Committee.

Mr. Capers is Division President, Cloud Solutions at Deluxe Corporation where he has full financial and operational responsibility for the company’s software as a service, or SaaS, solutions primarily targeted at end markets in the financial services industry. In his role, Mr. Capers has reorganized a portfolio of more than three dozen acquired companies into four product lines and positioned the business for growth by divesting underperforming assets and expanding growth products into new markets. Prior to joining Deluxe Corporation, Mr. Capers held executive leadership roles with Automatic Data Processing, Inc. and Equifax Inc. and was a management consultant at Bain & Company. While at Equifax Inc., Mr. Capers led the formation of a new business unit within the fraud and identity management space.

OneSpan has been active in Board refreshment in recent years. Mr. Capers joins four other independent directors who have been added to the Board since June 2019. Combined, the new directors have deep skills and experience in the areas of SaaS software, recurring revenue business models, capital allocation, innovation, product management, financial services, and mergers and acquisitions.

“OneSpan’s Board of Directors continues to expand its expertise in cloud-centric, recurring revenue business models. The appointment of Mr. Capers and other recent additions demonstrate the Board’s commitment to proactive Board refreshment and furthering OneSpan’s strategic objectives,” said OneSpan Board Chair, John N. Fox, Jr.

“Garry Capers brings a wealth of strategic and operational experience in the markets we serve that complements the strengths of our existing board members,” stated OneSpan CEO, Scott Clements. “We look forward to his contributions to the continued development of OneSpan’s growth driven value creation strategy.”

About Garry Capers

Mr. Capers has been Division President, Cloud Solutions at Deluxe Corporation since September 2019. Prior to Deluxe Corporation, Mr. Capers was with Automatic Data Processing, Inc., most recently serving as Senior Vice President, NA Comprehensive Outsourcing Services. Prior to Automatic Data Processing, Inc., Mr. Capers was with Equifax Inc., most recently serving as General Manager – Equifax Marketing Services. Prior to Equifax, Mr. Capers was a management consultant with Bain & Company. Mr. Capers holds a Bachelor of Arts in Business Administration from Morehouse College and a Master of Business Administration in Marketing from The Wharton School at the University of Pennsylvania.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they carry out. We do this by making digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than 10,000 customers including over half of the top 100 global banks. Whether through automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor contact:

Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com

Media contact:

Sarah Hanel

Global Director of Corporate Communications

+1-312-871-1729

sarah.hanel@onespan.com

Important Additional Information

OneSpan Inc. (the “Company”) intends to file a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for the Company’s 2020 annual meeting of stockholders filed with the SEC on April 24, 2020. To the extent that such participants’ holdings in the Company’s securities have changed since the filing of such proxy statement, such changes have been set forth in Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, or amendments thereto. Updated information regarding the identities of potential participants, and their direct or indirect interests, by security holdings or otherwise, will also be set forth in the Company’s definitive proxy statement in connection with the 2021 Annual Meeting and other relevant documents to be filed with the SEC. Stockholders may obtain a free copy of any proxy statement, any amendments or supplements to any proxy statement and any other documents that the Company files with, or furnishes to, the SEC at the SEC’s website at www.sec.gov or the Company’s website at https://www.OneSpan.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.